The MFS Municipal Limited Maturity Fund, a series of MFS Series Trust IX, estab lished a new class of shares (Class I) as described in the prospectus contained in Post-Effective Amendment No. 73 to the Registration Statement (File Nos. 2-50409 and 811- 2464), as filed with the Securities and Exchange Commission via EDGAR on August 26, 2010, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.